                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|Preliminary Proxy Statement                        |_|Confidential, For Use of the Commission Only
                                                             (as permitted by Rule 14a-6(e)(2))
|X|Definitive Proxy Statement
|_|Definitive Additional Materials
|_|Soliciting Material Under Rule 14a-12


                              Neoprobe Corporation
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    ------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
|X|  No Fee Required
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------
     |_| Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------
     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:
--------------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.
--------------------------------------------------------------------------------
     (3) Filing Party:
--------------------------------------------------------------------------------
     (4) Date Filed:
--------------------------------------------------------------------------------

                       2000 ANNUAL MEETING OF STOCKHOLDERS


                                                                    May 26, 2000


Dear Stockholder:

     You are cordially invited to attend the 2000 Annual Meeting of Stockholders of Neoprobe Corporation which will be held at 9:30 a.m., Eastern Daylight Time, on June 22, 2000 at the Columbus Marriott Northwest, 5805 Blazer Parkway, Dublin, Ohio 43017. The matters on the meeting agenda are described in the Notice of 2000 Annual Meeting of Stockholders and Proxy Statement which accompany this letter.

     We hope you will be able to attend the meeting, but whatever your plans, we ask that you please complete, execute, and date the enclosed proxy card and return it in the envelope provided so that your shares will be represented at the meeting.



                                         Very truly yours,



                                         David C. Bupp
                                         Chief Executive Officer and President

                              NEOPROBE CORPORATION

                  NOTICE OF 2000 ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 22, 2000



TO THE STOCKHOLDERS OF
NEOPROBE CORPORATION:

     The Annual Meeting of the Stockholders of Neoprobe Corporation, a Delaware corporation (the "Company"), will be held at the Columbus Marriott Northwest, 5805 Blazer Parkway, Dublin, Ohio 43017, at 9:30 a.m., Eastern Daylight Time, for the following purposes:

     1. To elect two directors, each to serve for a term of three years or until his successor is duly elected and qualified; and

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on May 19, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder at the Annual Meeting and for a period of 10 days before the Annual Meeting at the executive offices of the Company.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                          By Order of the Board of Directors



                                          David C. Bupp
                                          Chief Executive Officer and President


Dublin, Ohio
May 26, 2000

                              NEOPROBE CORPORATION


                       ----------------------------------

                       2000 ANNUAL MEETING OF STOCKHOLDERS

                                  JUNE 22, 2000

                       ----------------------------------

                                 PROXY STATEMENT

                               DATED MAY 26, 2000

                       ----------------------------------


                               GENERAL INFORMATION

     Solicitation. This Proxy Statement is furnished to the stockholders of Neoprobe Corporation, a Delaware corporation (the "Company" or "Neoprobe"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies to be voted at the 2000 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on June 22, 2000 and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about May 26, 2000.

     Company Address. The mailing address of the Company's principal executive offices is 425 Metro Place North, Suite 300, Dublin, Ohio 43017.

     Voting Rights. Stockholders of record at the close of business on May 19, 2000 are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 26,071,777 shares of common stock of the Company, par value $.001 per share ("Common Stock"), outstanding. Each holder of Common Stock of record on May 19, 2000 is entitled to one vote per share held with respect to all matters which may be brought before the Annual Meeting.

     Authorization. All shares represented by properly executed proxies received by the Company pursuant to this solicitation will be voted in accordance with the stockholder's directions specified on the proxy card. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the shares represented by such proxy will be voted in accordance with the recommendation of the Board of Directors, which is FOR the election of John S. Christie and J. Frank Whitley, Jr. as directors to serve for terms of three years. The proxy will also be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

     Revocation. Any stockholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving notice of revocation to the Company, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.

     Tabulation. Under Section 216 of the General Corporation Law of the State of Delaware ("GCL") and the By-laws of the Company, a quorum must be present at the Annual Meeting in order for any valid action, including the election of directors and voting on the other matters presented to the meeting, other than adjournment, to be taken thereat. Section 216 of the GCL and the By-laws of the Company provide that a quorum consists of a majority of the shares entitled to vote at the Annual Meeting present in person or represented by proxy. Shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all (see "General Information-Authorization"). Broker/dealers, who hold their customers' shares in street name, may, under the applicable rules of the exchanges and other self-regulatory organizations of which such broker/dealers are members, sign and submit proxies for such shares and may vote such shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such shares on other matters without specific instructions from the customer who owns such shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

     Under Section 216 of the GCL and the By-laws of the Company, directors are elected by a plurality of the votes for the respective nominees. Therefore, proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the election of the directors.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

     The Company presently has seven directors on its Board of Directors, comprised of three directors in each of two classes and one director in a third class, with terms expiring at the Annual Meeting in 2000, 2001 and 2002, respectively. Effective upon the adjournment of the Annual Meeting, the Company will have six directors on its Board of Directors, comprised of three directors in one class, one director in a second class and two directors in a third class, with terms expiring at the Annual Meeting in 2001, 2002 and 2003, respectively. At the Annual Meeting, the nominees to the Board of Directors receiving the highest number of votes will be elected as directors to terms of three years expiring in 2003. John S. Christie and J. Frank Whitley, Jr. have been nominated as directors to serve for terms of three years.

     The Company has no reason to believe that any nominee will not stand for election or serve as a director. In the event that a nominee fails to stand for election, the proxies will be voted for the election of another person designated by the persons named in the proxy. See "General
Information-Tabulation."

THE BOARD OF DIRECTORS HAS NOMINATED THE FOLLOWING PERSONS TO SERVE AS DIRECTORS OF THE COMPANY UNTIL THE 2003 ANNUAL MEETING:

JOHN S. CHRISTIE, age 50, has served as a director of the Registrant since May 1997. Mr. Christie has served as President and Chief Operating Officer of Worthington Industries, Inc. since June 1999. Mr. Christie served as President of JMAC, Inc., an investment holding company, from September 1995 to June 1999. From August 1988 until September 1995, he was a Senior Vice President of Battelle Memorial Institute. Mr. Christie also serves as a director of Worthington Industries, Inc. Mr. Christie has a B.S. degree in Business Administration from Miami University and an MBA from Emory University.

J. FRANK WHITLEY, JR., age 57, has served as a director of the Registrant since May 1994. Mr. Whitley was Director of Mergers, Acquisitions and Licensing at The Dow Chemical Company ("Dow"), a multinational chemical company, from June 1993 until his retirement in June 1997. After joining Dow in 1965, Mr. Whitley served in a variety of marketing, financial, and business management functions. Mr. Whitley has a B.S. degree in Mathematics from Lamar State University.

DIRECTOR WHOSE TERM CONTINUES UNTIL THE 2002 ANNUAL MEETING:

MICHAEL P. MOORE, M.D., PH.D., age 49, has served as a director of the Registrant since May 1994. Dr. Moore has been Attending Physician, Breast Surgery, Columbia Presbyterian Medical Center since June 1986. Dr. Moore has a B.S. degree from Boston College, a Ph.D. degree from Loyola University of Chicago, and a M.D. degree from The Loyola Stritch School of Medicine.

DIRECTORS WHOSE TERMS CONTINUE UNTIL THE 2001 ANNUAL MEETING:

DAVID C. BUPP, age 50, has served as President and a director of the Registrant since August 1992 and as Chief Executive Officer since February 1998. From August 1992 to May 1993, Mr. Bupp served as Treasurer of the Registrant. In addition to the foregoing positions, from December 1991 to August 1992, he was Acting President, Executive Vice President, Chief Operating Officer and Treasurer, and from December 1989 to December 1991, he was Vice President, Finance and Chief Financial Officer. From 1982 to December 1989, Mr. Bupp was Senior Vice President, Regional Manager for AmeriTrust Company National Association, a nationally chartered bank holding company, where he was in charge of commercial banking operations throughout Central Ohio. Mr. Bupp has a B.A. degree in Economics from Ohio Wesleyan University. Mr. Bupp completed a course of study at Stonier Graduate School of Banking.

JULIUS R. KREVANS, M.D., age 75, has served as a director of the Registrant since May 1994 and as Chairman of the Registrant since February 1999. Dr. Krevans served as Chancellor of the University of California, San Francisco from July 1982 until May 1993, and now serves on the faculty of that institution's School of Medicine. Prior to his appointment as Chancellor, Dr. Krevans served as a Professor of Medicine and Dean of the School of Medicine at the University of California, San Francisco from 1971 to 1982. Dr. Krevans is a member of the Institute of Medicine, National Academy of Sciences, and led its committee for the National Research Agenda on Aging until 1991. He is Chairman of the Bay Area Economic Forum, a member of the Medical Panel of A.P. Giannini Foundation, and a member of the Board of Directors of the Bay Area BioScience Center. Dr. Krevans has a B.S. degree and a M.D. degree, both from New York University.

JAMES F. ZID, age 66, has served as a director of the Registrant since November 1993. Mr. Zid also serves as a director of the Net Med Corporation. Now retired, Mr. Zid was a partner from September 1981 until September 1993 (and served as managing partner of the Columbus, Ohio office from September 1981 to September
1992) of Ernst & Young and its predecessors. Mr. Zid has a B.S. degree in Accounting from St. Joseph's College.

BOARD OF DIRECTORS MEETINGS

     The Board of Directors held ten meetings in fiscal 1999 and each of the directors attended at least 75 percent of the aggregate number of meetings of the Board of Directors and committees (if any) on which he served.

COMMITTEES

     The Company has a standing Audit Committee and a standing Compensation Committee. The Company does not have a standing committee whose functions include nominating directors.

     The Audit Committee recommends the firm to be employed by the Company as its independent auditors; consults with the firm so chosen to be the independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit and the accompanying management letter, if any; and consults with the independent auditors with regard to the adequacy of the internal accounting controls. The Board of Directors has not adopted a written charter for the Audit Committee. The Audit Committee held seven meetings in fiscal 1999.

     The Audit Committee has reviewed and discussed with management the Registrant's audited financial statements; discussed with the independent auditors the matters required to be discussed by Codification of Statements on Auditing Standards, AU Section 380; received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1; discussed with the independent accountants the independent accountant's independence; and recommended to the Board of Directors that the Registrant's audited financial statements be included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 for filing with the Commission.

     The Audit Committee is comprised of James F. Zid, John S. Christie and J. Frank Whitley, Jr., each of whom is an independent director.

     The Compensation Committee is comprised of Melvin D. Booth, Julius R. Krevans and Michael P. Moore, each of whom is an independent director. The Compensation Committee establishes the compensation of all employees and consultants of the Company, administers and interprets the Company's Amended and Restated Stock Option and Restricted Stock Purchase Plan and the 1996 Stock Incentive Plan and takes any action that is permitted to be taken by a committee of the Board of Directors under the terms of such plan, including the granting of options. The Compensation Committee held three meetings in fiscal 1999.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth, as of April 30, 2000, certain information with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding shares of Common Stock, (ii) each Director or nominee for Director of the Company, (iii) each of the Named Executives (see "Compensation of Management--Summary Compensation Table"), and (iv) the Company's Directors and executive officers as a group.


                                                  NUMBER OF
                                                   SHARES
                                                BENEFICIALLY           PERCENT
            BENEFICIAL OWNER                       OWNED(*)           OF CLASS
----------------------------------------        -------------         --------
Melvin D. Booth                                      19,166(a)           (n)
David C. Bupp                                       573,662(b)          2.1%
John S. Christie                                     19,866(c)           (n)
Julius R. Krevans                                    34,766(d)           (n)
Brent L. Larson                                     110,750(e)           (n)
Michael P. Moore                                     33,766(f)           (n)
J. Frank Whitley, Jr.                                23,766(g)           (n)
James F. Zid                                         35,866(h)           (n)
All directors and officers as a group
(9 persons)                                         931,897(i)          3.1%
Matthew F. Bowman                                   205,896(j)           (n)
Patricia A. Coburn                                   22,625(k)           (n)
Kenneth R. McGuire                                1,567,100(l)          5.4%
Paramount Capital Asset Management, Inc.          6,000,000(m)          20.6%

(*) Unless otherwise indicated, the beneficial owner has sole voting and investment power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.

(a) This amount consists of shares issuable upon exercise of options which are exercisable within 60 days, but does not include 50,834 shares issuable upon exercise of options which are not exercisable within 60 days.

(b) This amount includes 210,000 shares of restricted stock which vest on a change in control of the Company, 345,600 shares issuable upon exercise of options which are exercisable within 60 days, 4,362 shares in Mr. Bupp's account in the Neoprobe Corporation 401(k) Plan (the "401(k) Plan") and 2,200 shares held by Mr. Bupp's wife and daughters, as to which latter shares he disclaims beneficial ownership, but it does not include 295,000 shares issuable upon exercise of options which are not exercisable within 60 days. Mr. Bupp is one of three trustees of the 401(k) Plan and may, as such, share investment power over Common Stock held in such plan. The 401(k) Plan holds an aggregate total of 47,665 shares of Common Stock. Mr. Bupp disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account.

(c) This amount includes 19,166 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 50,834 shares issuable upon exercise of options which are not exercisable within 60 days.

(d) This amount includes 32,766 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 90,834 shares issuable upon exercise of options which are not exercisable within 60 days.

(e) This amount includes 70,000 shares of restricted stock which vest on a change in control of the Company, 38,133 shares issuable upon exercise of options which are exercisable within 60 days and 1,972 shares in Mr. Larson's account in the 40l(k) Plan, but it does not include 86,567 shares issuable upon exercise of options which are not exercisable within 60 days. Mr. Larson is one of three trustees of the 40l(k) Plan and may, as such, share investment power over Common Stock held in such plan. The 40l(k) Plan holds an aggregate total of 47,665 shares of Common Stock. Mr. Larson disclaims any beneficial ownership of shares held by the 40l(k) Plan that are not allocated to his personal account.

(f) This amount includes 27,766 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 50,834 shares issuable upon exercise of options which are not exercisable within 60 days.

(g) This amount includes 22,766 shares issuable upon exercise of options which are exercisable within 60 days, but does not include 50,834 shares issuable upon exercise of options which are not exercisable within 60 days.

(h) This amount includes 30,266 shares issuable upon exercise of options which are exercisable within 60 days and 1,600 shares held in Mr. Zid's IRA, but does not include 50,834 shares issuable upon exercise of options which are not exercisable within 60 days.

(i) This amount includes 310,000 shares of restricted stock which vest upon a change in control of the Company, 549,448 shares issuable upon exercise of options which are exercisable within 60 days and 7,949 shares held in the Company's 401(k) Plan. This amount does not include 787,752 shares issuable upon the exercise of options which are not exercisable within 60 days. Certain executive officers of the Company are the trustees of the 401(k) Plan and may, as such, share investment power over Common Stock held in such plan. Each trustee disclaims any beneficial ownership of shares held by the 401(k) Plan that are not allocated to his personal account. The 401(k) Plan holds an aggregate total of 47,665 shares of Common Stock.

(j) This amount includes 60,000 shares of restricted stock which vest on certain changes in control of the Company as defined in Mr. Bowman's severance agreement, 143,207 shares issuable upon exercise of options which are exercisable within 60 days and 2,689 shares in Mr. Bowman's account in the 401(k) Plan.

(k)  This amount includes 2,625 shares in Ms. Coburn's account in the 401(k)
     Plan.

(l) Mr. McGuire's address is 3000 North Clybourn, Hangar 34, Burbank, California 91505. This amount includes 17,600 shares held by Mr. McGuire as custodian under the Uniform Transfer to Minors Act of California for his four children.

(m) This amount consists of 900,000 shares owned by the Aries Domestic Fund, L.P. ("Aries Domestic"), 900,000 shares issuable upon the exercise of warrants owned by Aries Domestic, 2,100,000 shares owned by The Aries Master Fund, a Cayman Island Exempted Company ("Aries Master"), and 2,100,000 shares issuable upon the exercise of warrants owned by Aries Master. Paramount Capital Management, Inc., a Delaware corporation ("Paramount Capital") has shared voting and dispositive power over the shares of Aries Master and Aries Domestic because Paramount Capital is the investment manager of Aries Master and the general partner of Aries Domestic. Lindsay A. Rosenwald, M.D. ("Dr. Roswenwald") has shared voting and dispositive power over the shares of Aries Master and Aries Domestic because he is the sole shareholder of Paramount Capital. The address of Paramount Capital, Aries Domestic and Dr. Rosenwald is 787 Seventh Avenue, 48th Floor, New York, New York 10019. The address of Aries Master is c/o Mees Pierson (Cayman) Limited, Post Office Box 2003, American Center, Phase 3, Dr. Roy's Drive, George Town, Grand Cayman. The disclosure contained in this footnote is derived from a Schedule 13D filed by Paramount Capital, Aries Master, Aries Domestic and Dr. Rosenwald with the SEC on February 4, 2000.

(n)  Less than 1 percent.

                           COMPENSATION OF MANAGEMENT

 SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long-term compensation of the chief executive officer of the Company and the Company's other three executive officers having annual compensation in excess of $100,000 during the last fiscal year (the "Named Executives") for the Company's last three fiscal years.


                                                                       LONG TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                ------------------------
                                                                              SECURITIES
                                             ANNUAL             RESTRICTED      UNDER-
                                          COMPENSATION            STOCK          LYING
   NAME AND PRINCIPAL                 ----------------------      AWARDS        OPTIONS       ALL OTHER
       POSITION               YEAR     SALARY        BONUS         ($)            (#)       COMPENSATION
-----------------------      ------   ----------------------    -----------   ----------    ------------
 David C. Bupp,               1999     $306,731     $58,000     $ 21,875(a)           0     $  1,600(b)
  President and Chief         1998      297,222           0      270,000(a)      30,000        1,600(b)
  Executive Officer           1997      248,115           0            0         25,600        1,600(b)


 Matthew F. Bowman            1999     $232,389     $10,259     $ 12,500(c)      30,000     $  1,600(b)
  Senior Vice President       1998      204,690           0       27,250(c)     136,900        1,600(b)
  Marketing and               1997      161,163      28,000            0          7,200        1,600(b)
  Operations

 Brent L. Larson, Vice        1999     $109,375     $23,104     $  6,250(d)      25,000     $  1,325(b)
  President, Finance          1998       83,385           0       13,760(d)      32,200          888(b)
  and Chief Financial         1997       70,065       5,368            0          7,500          787(b)
  Officer

 Patricia A. Coburn, Vice     1999     $118,167     $19,604            0         20,000     $106,600(g)
  President,                  1998      127,662           0     $ 13,760(f)      33,400        1,421(b)
  General Counsel(e)          1997      117,832      14,394            0          8,400          588(b)

(a) The aggregate number of Mr. Bupp's restricted stock holdings at December 31, 1999 was 110,000 shares with an aggregate value of $48,125. Mr. Bupp has the right to receive dividends other than dividends on or distributions of shares of any class of stock issued by Neoprobe which dividends or distributions will be delivered to Neoprobe under the same restrictions on transfer and possibility of forfeitures as the shares of restricted stock from which they derive.

(b) These amounts consist of matching contribution under the Company's 401(k) Plan. Eligible employees may make voluntary contributions and the Company may, but is not obligated to, make matching contributions based on 20 percent of the employee's contribution, up to five percent of the employee's salary. Contributions by employees are invested by an independent plan administrator in mutual funds and contributions, if any, by the Company are made in the form of shares of Common Stock. The 401(k) Plan is intended to qualify under section 401 of the Code, which provides that employee and Company contributions and income earned on contributions are not taxable to the employee until withdrawn from the plan, and that Company contributions will be deductible by the Company when made.

(c) The aggregate number of Mr. Bowman's restricted stock holdings at December 31, 1999 was 60,000 shares with an aggregate value of $26,250. Mr. Bowman has the right to receive dividends other than dividends on or distributions of shares of any class of stock issued by Neoprobe which dividends or distributions will be delivered to Neoprobe under the same restrictions on transfer and possibility of forfeitures as the shares of restricted stock from which they derive.

(d) The aggregate number of Mr. Larson's restricted stock holdings at December 31, 1999 was 30,000 shares with an aggregate value of $13,125. Mr. Larson has the right to receive dividends other than dividends on or distributions of shares of any class of stock issued by Neoprobe which dividends or distributions will be delivered to Neoprobe under the same restrictions on transfer and possibility of forfeitures as the shares of restricted stock from which they derive.

(e) Ms. Coburn began her employment with the Company in August, 1996, and ended her employment with the Company in November, 1999.

(f) The aggregate number of Ms. Coburn's restricted stock holdings at December 31, 1999 was 20,000 shares with an aggregate value of $8,750. Ms. Coburn has the right to receive dividends other than dividends on or distributions of shares of any class of stock issued by Neoprobe which dividends or distributions will be delivered to Neoprobe under the same restrictions on transfer and possibility of forfeitures as the shares of Restricted Stock from which they derive.

(g) This amount includes payments to Ms. Coburn relating to her separation from the Company of $105,000 for severance; see "Compensation of Management-Compensation Agreements With Other Named Executive Officers; Severance Agreements." The remaining $1,600 was a matching contribution to Ms. Coburn's 401(k) account; see footnote (b) to this table.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table presents certain information concerning stock options granted to the Named Executives during the last fiscal year (1999).

                                                                                       GRANT
                                                                                       DATE
                               INDIVIDUAL GRANTS                                       VALUE
---------------------------------------------------------------------------------    ---------
                                       PERCENT OF
                                          TOTAL
                        NUMBER OF        OPTIONS
                       SECURITIES        GRANTED                                       GRANT
                       UNDERLYING      TO EMPLOYEES     EXERCISE                       DATE
                     OPTIONS GRANTED       IN          PRICE PER     EXPIRATION       PRESENT
       NAME             (SHARES)       FISCAL YEAR       SHARE          DATE          VALUE $
------------------   ---------------   ------------    ---------   ---------------   ----------
David C. Bupp                0              0%            n/a         n/a             n/a

Matthew F. Bowman       30,000(a)          5.5 %         $1.25      02/11/09(b)      $1.00 (c)

Brent L. Larson         25,000(a)          4.6 %         $1.25      02/11/09(b)      $1.00 (c)

Patricia A. Coburn      20,000(d)          3.7%          $1.25      02/11/09(b)(d)   $1.00 (c)

(a) Vests as to one-third of these shares on each of the first three anniversaries of the date of grant.

(b) The options terminate on the earlier of the Expiration Date, nine months after death or disability, 90 days after termination of employment without cause or by resignation or immediately upon termination of employment for cause.

(c) The per share weighted average fair value of these stock options during 1999 was $1.00 on the date of grant using the Black Scholes option pricing model with the following assumptions: an expected life of 4 years, an average risk-free interest rate of 4.83%, volatility of 123% and no expected dividend rate.

(d) Ms. Coburn resigned effective November 30, 1999 and these options were canceled without vesting.

FISCAL YEAR END OPTION NUMBERS AND VALUES

     The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executives at the end of the last fiscal year (December 31, 1999).


                           NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                          UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                       OPTIONS AT FISCAL YEAR-END:        AT FISCAL YEAR-END:
     NAME               EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
------------------     ---------------------------     -------------------------
David C. Bupp                329,567/131,033                     0 / 0
Matthew F. Bowman             98,752/115,348                     0 / 0
Brent L. Larson               19,901/44,799                      0 / 0
Patricia A. Coburn               29,370/0                        0 / 0


LONG-TERM INCENTIVE PLANS-AWARDS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning restricted stock awards to Named Executives during fiscal year 1999.


                                                        PERFORMANCE OR OTHER
                              NUMBER OF SHARES       PERIOD UNTIL MATURATION OR
       NAME                UNITS OR OTHER RIGHTS               PAYOUT
---------------------      ---------------------     --------------------------
David C. Bupp (a)                  35,000                     04/30/09
Matthew F. Bowman (a)              20,000                     04/30/09
Brent L. Larson (a)                10,000                     04/30/09
Patricia A. Coburn                      0                        n/a


(a) These awards are shares of restricted stock which the grantees purchased for $.001 per share. Grantees may not transfer or sell their shares unless and until such shares vest. Each grantee forfeits his unvested shares on the earliest of the termination of his employment for any reason unless the Company is, at the time of termination for death or disability, actively engaged in negotiations that could reasonably be expected to lead to a change in control of the Company, or the tenth anniversary of the date of grant. The restricted shares that have not been previously forfeited will vest if and when there is a change in control of the Company. Except for these restrictions on transfer and possibilities of forfeiture, the grantees have all other rights with respect to their restricted shares, including the right to vote such shares and receive cash dividends.

COMPENSATION OF MR. BUPP

     Employment Agreement. David C. Bupp is employed under a one-year employment agreement effective July 1, 1999. The employment agreement provides for an annual base salary of $290,000.

     The Compensation Committee of the Board of Directors will, on an annual basis, review the performance of the Company and of Mr. Bupp and will pay a bonus to Mr. Bupp as it deems appropriate, in its discretion. Such review and bonus will be consistent with any bonus plan adopted by the Compensation Committee which covers the executive officers of the Company generally. The Company paid a $58,000 bonus to Mr. Bupp relating to fiscal year 1999.

     If a change in control occurs with respect to the Company and the employment of Mr. Bupp is concurrently or subsequently terminated (i) without cause (cause is defined as any willful breach of a material duty by Bupp in the course of his employment or willful and continued neglect of his duty as an employee), (ii) the term of Mr. Bupp's employment agreement expires or (iii) Mr. Bupp resigns because his authority, responsibilities or compensation have materially diminished, a material change occurs in his working conditions or the Company breaches the agreement, Mr. Bupp will be paid a severance payment equal to twice his annual base salary (less amounts paid as Mr. Bupp's salary and benefits that continue for the remaining term of the agreement if his employment is terminated without cause). A change in control includes (a) the acquisition, directly or indirectly, by a person (other than the Company or an employee benefit plan established by the Board of Directors) of beneficial ownership of 15 percent or more of the Company's securities with voting power in the next meeting of holders of voting securities to elect the Directors; (b) a majority of the Directors elected at any meeting of the holders of the Company's voting securities are persons who were not nominated by the Company's then current Board of Directors or an authorized committee thereof; (c) the stockholders of the Company approve a merger or consolidation of the Company with another person, other than a merger or consolidation in which the holders of the Company's voting securities outstanding immediately before such merger or consolidation continue to hold voting securities in the surviving or resulting corporation (in the same relative proportions to each other as existed before such event) comprising eighty percent (80%) or more of the voting power for all purposes of the surviving or resulting corporation; or (d) the stockholders of the Company approve a transfer of substantially all of the assets of the Company to another person other than a transfer to a transferee, eighty percent (80%) or more of the voting power of which is owned or controlled by the Company or by the holders of the Company's voting securities outstanding immediately before such transfer in the same relative proportions to each other as existed before such event.

     Mr. Bupp's compensation will continue for the full term of the agreement if his employment is terminated without cause.

     Restricted Stock. On April 30, 1999 and March 22, 2000, the Company and Mr. Bupp entered into restricted stock purchase agreements under which Mr. Bupp purchased 35,000 and 100,000 shares of Common Stock, respectively, for a purchase price of $0.001 per share. Mr. Bupp may not transfer or sell any of the restricted shares unless and until they vest. Mr. Bupp will forfeit any portion of the restricted shares that has not vested (and the Company will refund the purchase price paid) on the earlier of the date of the termination of his employment under his employment agreement with the Company for any reason unless the Company is, at the time of termination for death or disability, actively engaged in negotiations that could reasonably be expected to lead to a change in control, and ten years after the date of grant. Restricted shares that have not previously been forfeited will vest if and when there is a change in control of the Company. Except for these restrictions on transfer and possibilities of forfeiture, Mr. Bupp has all other rights with respect to the restricted shares, including the right to vote such shares and receive cash dividends.

     The term "change in control" has the same meaning under Mr. Bupp's restricted stock agreement as it does under Mr. Bupp's employment agreement; see the definition of "change in control" under the heading "Compensation of Mr. Bupp; Employment Agreement."

     The Company has not recognized any expense under the restricted stock agreement due to the contingent nature of the vesting provisions and the risk of forfeiture.

 COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Non-employee Directors who are not affiliated with a principal stockholder of the Company elected to receive options to purchase Common Stock in lieu of cash compensation for service during 1999. The Chairman received 30,000 options and other non-employee Directors received 15,000 options each in lieu of cash compensation. The Company's non-employee directors have also elected to receive options in lieu of cash compensation for services rendered during 2000. The Company reimbursed non-employee Directors for travel expenses for meetings attended during 1999. In addition, each non-employee Director received 15,000 options to purchase Common Stock as a part of the Company's annual stock incentive grants. Options granted to purchase Common Stock vest either on a monthly or annual basis over a three-year period and have an exercise price equal to no less than the market price of Common Stock at the date of grant.

     Directors who are also officers or employees of the Company do not receive any compensation for their services as Directors.

COMPENSATION AGREEMENTS WITH OTHER NAMED EXECUTIVE OFFICERS

     Severance Agreements. Patricia A. Coburn received $105,000 in 1999 related to her resignation on November 30, 1999. Ms. Coburn is entitled to receive additional payments in the event a qualifying change in control transaction occurs within certain time frames from the effective date of her resignation pursuant to the terms of a Change in Control Severance Agreement dated October 23, 1998 between the Company and Ms. Coburn.

     Pursuant to an Agreement, Release and Waiver dated March 2, 2000 between the Company and Matthew F. Bowman, the Company paid to Mr. Bowman $200,417 as severance in connection with the termination of his employment as of March 31, 2000. The Company also agreed to pay $564 per month of Mr. Bowman's health care coverage through December 31, 2000. If a change in control of the Company occurs on or before November 30, 2000, the Company will pay to Mr. Bowman an additional $92,500 in severance.

     The term "change in control" has the same meaning under this heading as it does under Mr. Bupp's employment agreement except that the change in beneficial ownership is defined at 30% as compared to 15% in Mr. Bupp's agreement; see the definition of "change in control" under the heading "Compensation of Management-Compensation of Mr. Bupp; Employment Agreement."

     Restricted Stock. On April 30, 1999 and March 22, 2000, the Company and Mr. Larson entered into restricted stock purchase agreements under which Mr. Larson purchased 10,000 and 40,000 shares of Common Stock, respectively, for a purchase price of $0.001 per share. Mr. Larson may not transfer or sell any of the restricted shares unless and until they vest. Mr. Larson will forfeit any portion of the restricted shares that has not vested (and the Company will refund the purchase price paid) on the earlier of the date of the termination of his employment under his employment agreement with the Company for any reason unless the Company is, at the time of termination for death or disability, actively engaged in negotiations that could reasonably be expected to lead to a change in control, and ten years after the date of grant. Restricted shares that have not previously been forfeited will vest if and when there is a change in control of the Company. Except for these restrictions on transfer and possibilities of forfeiture, Mr. Larson has all other rights with respect to the restricted shares, including the right to vote such shares and receive cash dividends.

     On April 30, 1999, the Company and Mr. Bowman entered into a restricted stock purchase agreement under which Mr. Bowman purchased 20,000 shares of Common Stock for a purchase price of $0.001 per share. The terms of Mr. Bowman's restricted stock purchase agreement are identical to those contained in Mr. Larson's restricted stock purchase agreement discussed above regarding vesting, forfeiture and rights of ownership. On March 2, 2000, the date of his resignation, Mr. Bowman owned a total of 60,000 restricted shares (including the 20,000 issued on April 30, 1999) on terms similar to those discussed above. As of May 26, 2000, these shares have neither vested nor been forfeited under the terms of Mr. Bowman's Agreement, Release and Waiver.

     On November 30, 1999, the date of her resignation, Ms. Coburn owned 20,000 restricted shares on terms similar to those discussed above regarding Mr. Bowman's and Mr. Larson's restricted shares. As of May 26, 2000, these shares have neither vested nor been forfeited under the terms of Ms. Coburn's Severance Agreement.

     Employment Agreement with Mr. Larson. Brent L. Larson is employed under an eighteen-month employment agreement which commenced on April 1, 2000 and will terminate on September 30, 2001. The employment agreement provides for an annual base salary of $130,000. The Compensation Committee of the Board of Directors will, on an annual basis, review the performance of the Company and of Mr. Larson and will pay a bonus to Mr. Larson as it deems appropriate, in its discretion. Such review and bonus will be consistent with any bonus plan adopted by the Compensation Committee which covers the executive officers of the Company generally.

     If a change in control occurs with respect to the Company and the employment of Mr. Larson is concurrently or subsequently terminated as discussed above under the heading "Compensation of Management - Compensation of Mr. Bupp; Employment Agreement" regarding Mr. Bupp's employment, the Company shall pay to Mr. Larson, (i) $195,000 as severance, (ii) the value of any accrued but unused vacation time, (iii) all of Mr. Larson's accrued but unpaid salary and (iv) if the termination occurs in connection with the liquidation of the Company's assets, and additional $32,500 in severance.

     If Mr. Larson's employment is terminated by the Company without cause and not in connection with a change in control of the Company, the Company shall pay to Mr. Larson severance of $140,833 and, if such termination occurs in connection with the liquidation of the Company's assets, the Company shall pay to Mr. Larson an additional $32,500 in severance.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company does not know of any failures to make filings required by
Section 16 on a timely basis by any of its directors, executive officers or beneficial owners of 10% or more of its equity securities.

                             INDEPENDENT ACCOUNTANTS

     PricewaterhouseCoopers ("PWC") was the Company's principal accountant and audited the Company's financial statements for the fiscal year ended December 31, 1997. On December 1, 1998, after discussions between the Company and PWC, the parties agreed that PWC would not conduct the Company's 1998 fiscal year-end audit. Discussions between the parties were initiated by PWC; however, during the Company's two most recent fiscal years and subsequent interim periods, no reports or financial statements issued by PWC contained an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles. Further, during the Company's two most recent fiscal years and subsequent interim periods there were no disagreements between the Company's management and PWC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to the satisfaction of PWC, would have caused PWC to make reference to the subject matter of the disagreements in connection with PWC's reports.

     KPMG LLP was engaged as the Company's principal accountant on December 7, 1998 and has audited the Company's financial statements for the fiscal years ended December 31, 1998 and December 31, 1999. At the suggestion of management, the Audit Committee has recommended the retention of KPMG LLP as the Company's independent accountant for the 2000 fiscal year.

     A representative of KPMG LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of stockholders.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting. If, however, any other matters are properly brought before the Annual Meeting, it is intended that the persons named in the enclosed proxy will vote the shares represented thereby in accordance with their best judgment.

                         COST OF SOLICITATION OF PROXIES

     The cost of this solicitation will be paid by the Company. The Company may request persons holding shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company will reimburse such persons for their expenses in so doing.

                              STOCKHOLDER PROPOSALS

     A stockholder proposal intended for inclusion in the proxy statement and form of proxy for the Annual Meeting of Stockholders of the Company to be held in 2001 must be received by the Company before January 26, 2001, at its executive offices, Attention: Brent Larson.

     A stockholder who wishes to nominate a candidate for election to the Board of Directors must follow the procedures set forth in Article III, Section 2 of the Company's By-Laws. A copy of these procedures is available upon request from the Company at 425 Metro Place North, Suite 300, Dublin, Ohio 43017-1367,
Attention: Brent Larson. In order for a stockholder to nominate a candidate for the Board of Directors election at the 2001 Annual Meeting, notice of the nomination must be delivered to the Company's executive offices, Attention:
Brent Larson, before January 26, 2001.

          NEOPROBE CORPORATION  THIS PROXY IS SOLICITED BY THE BOARD OF
          DIRECTORS

    P     The undersigned hereby appoints DAVID C. BUPP and BRENT L. LARSON, and
    R     each of them, severally, with full power of substitution, as proxies
    O     for the undersigned, and hereby authorizes them to represent and to
    X     vote, as designated below, all of the shares of Common Stock, par
    Y value $.001 per share, of NEOPROBE CORPORATION held of record by the undersigned on May 19, 2000, at the Annual Meeting of Stockholders to be held on June 22, 2000, or any adjournment thereof, with all the power the undersigned would possess if present in person.

              THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL NOMINEES.

          1. To elect as directors the nominees named below for terms of three years and until their respective successors are duly elected and qualified.

             NOMINEES: JOHN S. CHRISTIE   J. FRANK WHITLEY, JR.

                      [ ]FOR all nominees listed above                 [ ]WITHHOLD AUTHORITY
                        (except as marked to the contrary)               to vote for all nominees listed above

              THE UNDERSIGNED MAY WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE
           BY LINING THROUGH OR OTHERWISE STRIKING OUT THE NAME OF ANY NOMINEE.

                         (Continued, to be dated and signed, on the other side.)

          (Continued from the other side.)

              In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any adjournment thereof.

              THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE.

              The undersigned hereby acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated May 26, 2000, and a copy of the Company's 2000 Annual Report to Stockholders.

                                                  Date:                   , 2000
                                                       -------------------

                                                  ------------------------------
                                                            Signature

                                                  ------------------------------
                                                   Signature (if held jointly)

                                                   IMPORTANT: Please sign
                                                  exactly as name or names
                                                  appear to the left. When
                                                  shares are held by joint
                                                  tenants, both should sign.
                                                  When signing as attorney,
                                                  executor, administrator,
                                                  trustee or guardian, please
                                                  give full title as such.
                                                  Corporations should sign in
                                                  their full corporate name by
                                                  their president or other
                                                  authorized officer. If a
                                                  partnership, please sign in
                                                  partnership name by an
                                                  authorized person.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.



                                   Proxy Card